Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-258212 on Form S-8 of our report dated March 23, 2022, relating to the financial statements of Snap One Holdings Corp. appearing in this Annual Report on Form 10-K/A for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Charlotte, NC
April 25, 2022